UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 6, 2008

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7037 Old Madison Pike Huntsville, Alabama	35806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 382-5900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     On February 6, 2008, the Board of Directors of ITC^DeltaCom, Inc. (the “Company”), upon the recommendation of the Compensation Committee, approved amendments to the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) that, among other amendments, (1) increased the total number of shares of the Company’s common stock issuable pursuant to the Stock Incentive Plan by 3,300,000 shares from a total of 3,005,334 shares to a total of 6,305,334 shares and (2) fixed the termination date of the Stock Incentive Plan, as amended, as the tenth anniversary of the amendment date of February 6, 2008. The Stock Incentive Plan provides for the grant of stock options, restricted stock, stock units, unrestricted stock, stock appreciation rights and performance awards to officers, directors and other employees of ITC^DeltaCom or any subsidiary thereof, to any adviser, consultant or other provider of services to ITC^DeltaCom (and any employee thereof), and to any other individuals who are approved by the Board of Directors as eligible to participate in the Stock Incentive Plan.

A copy of the Stock Incentive Plan as amended and restated as of February 6, 2008 is filed as exhibit 10.1 to this report and incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

The Company herewith files the following exhibit:

Exhibit Number	Description of Exhibit
10.1	ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: February 12, 2008	/s/ J. Thomas Mullis
J. Thomas Mullis Senior Vice President-Legal and Regulatory (Duly Authorized Officer)

INDEX EXHIBIT

Exhibit Number	Description of Exhibit
10.1	ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan